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                                                                EXHIBIT 23.3

                          CONSENT OF DIRECTOR NOMINEE

SEEC, Inc.

     I hereby consent to being named as a director-elect of SEEC, Inc. in the Registration Statement on Form S-1 of SEEC, Inc. and I consent to the filing of this Consent with such Registration Statement.

                                                  /s/ ABRAHAM OSTROVSKY

January 21, 1997